Exhibit 10.26

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

[RI research Instruments Letterhead]

Deutsches Elektronen Synchrotron DESY	Dr. Michael Pekeler
Attn.: Ross Killough	Tel.:	+49 (2204) 84 – 25 65
Purchaser	Fax:	+49 (2204) 84 – 25 01
Notkestrasse 85	michael.pekeler@research-instruments.de
MIP
D-22603 Hamburg
July 21, 2010

Reference:  Your Purchase Order 659/431030038

Manufacturing of 300 XFEL cavities

Dear Mr. Killough,

We thank you very much for above referenced contract award.  We acknowledge this contract under the following boundary conditions:

1.               Reference:  Pos 0050 to Pos 0090

The “Delivery” for the Down-payments 1 through 5 shall be as follows:

Down-payment 1:  31.07.2010

Down-payment 2:  30.04.2011

Down-payment 3:  01.03.2011

Down-payment 4:  31.01.2012

Down-payment 5:  01.11.2011

2.               Reference:  “1.  Scope of supply”

Material supply in amount and date for Nb, Nb/Ti and helium vessel shall be in accordance with RI letter dated March 30, 2010 and the spread sheet in the annex of that letter.

3.               Reference:  “2.  Technical Specifications”

The technical Specification are:

1.               RI letter dated March 30, 2010 with all annexes

2.               Chapter 8, “Comments to supplied technical specification and drawings” of the technical part of RI offer ANG-1.4/2812-01/10, dated 12.02.2010

3.               Documents named under point 2 “Scope of Supply” in the DESY Call For Tender dated January 29, 2010.

All these documents are enclosed to this letter.

4.               Reference:  “3.  Terms and Conditions”, “2.  Terms of payment”

The bank guarantees (Burgschaften) shall be in accordance with the templates sent to DESY on March 31, 2010.  The reduction of the bank guarantees shall be according to the value of the accepted deliveries.
The templates of the Bürgschaften are enclosed to this letter.

5.               Reference:  “3.  Terms and Conditions”, “4.  Delivery schedule”

The manufacturing of single parts and subassemblies (equator welds excluded) for the series cavities will start after DESY material supply.  Time schedule is valid only if the material will be supplied according to point 2 above.

6.               Reference:  “3.  Terms and Conditions”, “6.  Warranty”

The warranty period shall expire 24 months after the date of acceptance by DESY, 30 months after delivery at the latest.  In case of warranty (deficiency of the cavity), RI shall at their own cost and discretion repair and/or replace the deficient cavity.  DESY shall make the cavity available to RI, ready for transport, DESY Facility Hamburg, AMTF Hall.  Cost involved in making the cavity available shall be borne by DESY.  Any further claims of DESY, in particular damages in lieu of performance or compensation for any direct or indirect damages — including collateral or consequential damages (inter alia production stop, loss of profit, damages concerning different components or objects etc.), irrespective of legal reason — are explicitly excluded.  The limitation of liability shall not apply in the event that RI or a vicarious agent of RI acts intentionally or by gross negligence or in other cases where mandatory law precludes such limitation.

7.               Reference:  “3.  Terms and Conditions”, “8.  Right of Access and Designated Personnel”

RI’s commercial contact person shall be

Mr.  Helmut Schulten

Tel.:  +49 (2204) 84 – 35 38

Fax:  +49 (2204) 84 – 25 01

8.               Reference:  “3.  Terms and Conditions”, “9.  Documentary Order Priority”

For the avoidance of doubt, the DESY Verkaufsbedingungen shall not apply for this contract.

We are very grateful to work for you on this XFEL cavity production project and once again thank you for the contract award.  We are looking forward to a fruitful collaboration.

Yours faithfully

RI Research Instruments GmbH

/s/ Burkhard Prause	/s/ Michael Peiniger

Enclosures

Order Acknowledgement

Technical specification documents as listed under point 3. above

Templates of Bürgschaften (2 pieces)

[Deutsches Elektronen-Synchrotron DESY Letterhead]

RI Research Instruments GmbH	[handwritten:] In addition the
Friedrich-Ebert-Strassee 1	conditions of RI letter dated 21.07.10
51429 Bergisch-Gladbach	shall apply.

Our Customer Number:

Our UStIdentnummer:  DE118714904

Delivery Conditions:   see ordering code

Payment Terms:            see Text

Währung EUR

Preamble

DESY refers to Deutsches Elektronen-Synchrotron DESY, Notkestrasse, 85, 22607 Hamburg, Germany.

RI refers to RI Research Instruments GmbH, Friedrich-Ebert-Strasse 1, 51429 Bergisch Gladbach, Germany.

The following is a record of agreement, between DESY on the one hand and RI on the other hand, both to be collectively hereinafter also referred to as The Parties, and by which The Parties mutually enter into contract for the purpose as laid down in detail in this Purchase Contract, and -

WHEREAS — DESY, a juridical person, incorporated under the laws of the Fed. Rep. of Germany and registered postal address as mentioned before, is the Purchaser who buys from the Vendor such contractural object as described under Scope of Supply, and -

WHEREAS, — RI, a juridical person, incorporated under the laws of the Fed. Rep. of Germany and registered postal address as mentioned before, is the Vendor who sells to the Purchaser the same such contractural object as described under Scope of Supply.

NOW, THEREFORE — may hereby be known the Purchase Contract between The Parties.

As a result of a “European Negotiated Procedure without prior Publication” in accordance with the “General Rules for the Procurement of Supplies and Services — (VOL, version 2006)”, referenced under DESY’s Call for Tender “EV012-09 XFEL”, dated January 29, 2010, RI’s offer “ANG 1.4/2812-01/10 dated February 12, 2010, negotiations carried out by The Parties and amendments to the afore mentioned offer from RI, dated March 30, 2010 and March 31, 2010.

Pos.	Material Order Unit	Description Price per Unit of Net Value

0010		Dummy Cavities (DCV)
4 Pieces
Delivery Tag 16.05.2011

Please see
Point 1 “Scope of Supply”, Pos. 1.1 and
Point 4 “Delivery Schedule”
for further information.

0020		Reference Cavities (RCV)
4 Pieces
Delivery Tag 05.03.2012

Please see
Point 1 “Scope of Supply”, Pos. 1.2 and
Point 4 “Delivery Schedule”
for further information.

0030		Series Cavities
280 Pieces
Delivery Tag 10.03.2014

Please see
Point 1 “Scope of Supply”, Pos. 2.1 and
Point 4 “Delivery Schedule”
for further information.

0040		HiGrade Cavities
12 Pieces
Delivery Tag 10.03.2014
Please see
Point 1 “Scope of Supply”, Pos. 2.2 and
Point 4 “Delivery Schedule”
for further information.

0050		Down-payment 1
	1,00 Contract Value 4.981.000,00	4.981.000,00
Delivery Tag 30.08.2010
Please see
Point 3 “Terms and Conditions”
Pos. 2 a) “Terms of Payment”

	for details.

0060		Down payment 2
	1,00 Contract Value 2.490.500,00	2.490.500,00
		Delivery Tag 02.01.2012

	Please see
	Point 3 “Terms and Conditions”,
	Pos. 2 b) “Terms of Payment”
	for details.

0070		Down payment 3
	1,00 Contract Value 2.490.500,00	2.490.500,00
		Delivery Tag 02.01.2013

	Please see
	Point 3 “Terms and Conditions”,
	Pos. 2. c) “Terms of Payment”
	for details.

0080		Down payment 4
	1,00 Contract Value 2.490.500,00	2.490.500,00
		Delivery Tag 02.01.2011

	Please see
	Point 3 “Terms and Conditions”,
	Pos. 2. d) “Terms of Payment”
	for details.

0090		Down payment 5
	1,00 Contract Value 2.490.500,00	2.490.500,00
		Delivery Tag 01.01.2011

	Please see
	Point 3 “Terms and Conditions”,
	Pos. 2. e) “Terms of Payment”
	for details.

0100		Balance of Payment
	1,00 Contract Value 9.962.00,00	9.962.000,00
		Delivery Tag 02.01.2012

	Please see
	Point 3 “Terms and Conditions”,
	Pos. 2. f) “Terms of Payment”
	for details.

0110		Options
1,00 Contract Value
Delivery Tag 02.01.2013

Please see
Point 1 “Scope of Supply”,
Pos. 3.1 — 3.6 “Options”
for details.

	Total net value excluding VAT	EUR 24.905.000,00

1.                                       Scope of Supply:

Manufacture, testing and delivery of:

Pos.	Qty.	Description
1.1	4 pieces	Dummy Cavities (DVC),
2 w/ tanks, 2 w/o Tanks. Tanks will be supplied by DESY Material (Nb/NbTi for the Nb sheets), will be supplied by DESY

1.2	4 pieces	Reference Cavities (RCV),
Material (Nb/NbTi for the Nb Sheets), will be supplied by DESY
Price: Euro 1.333.000,00

2.1	280 pieces Series Cavities
Material (Nb/NbTi for the Nb Sheets) will be supplied by DESY Tanks will be supplied by DESY.

2.2	12 pieces	HiGrade Cavities
Materials (Nb/NbTi for the Nb sheets) will be supplied by DESY

Price: Euro 23.572.000,00
	Total Contract Value:	Euro 24.905.000,00

Options:

Options for a maximum of 160 series Cavities as described in the Scope of Supply may be exercised up to no later than 2 (two) years after the date of the original order.

Pos	Qty.	Description	Price
3.1	40 pieces	Series Cavities	Euro [**]
3.2	80 pieces	Series Cavities	Euro [**]
3.3	160 pieces	Series Cavities	Euro [**]

Material (Nb/nBTi for the Nb sheets) will be supplied by DESY Tanks will be supplied by DESY

3.4           Implementation of alternative transportation concept.  Total price reduction for Pos. 2.1 and 2.2:  Euro 111.478,00

3.5           Supply or NbTi for cells as sheets instead of turned discs Euro 36.00 / Sheet

3.6           Supply of NbTi for flanges as rods instead of discs Euro 1.014,00 / Rod

All free issue items (Material (Nb/NbTi for the Nb Sheets) and / or Tanks), will be provided by DESY up to a maximum of 103% of the required quantities.

Where applicable, VAT shall be added to the invoice at the time of delivery.

1.1           Scope of Supply includes:

Please refer to point 2.2 “Included under Scope of Supply” in the Call for Tender documents dated January 29, 2010.

The surface [sic] preparation “EP” shall apply.

Costs for compliance with the pressure vessel directive and qualification of welds are not included in this contract.

2.                                       Technical Specifications:

The technical specifications are set out in the documents that are named under point 2. “Scope of Supply”, in the Call for Tender dated January 29, 2010.  Specifically, but not exclusively, this includes:

•                                          Technical Documents

•                                          Qualified Suppliers for the Procurement of Nb and Nb55Ti (where applicable)

•                                          Material, Equipment and Accessories Provided to the Vendor,

•                                          Preparation and Readiness of the Infrastructure,

•                                          HiGrade Cavities

3.                                       Terms and Conditions

1.                                       Price Basis

The contract price is firm, not subject to escalation or variation, and excludes Value Added Tax (i.e., VAT/MWST).  VAT, where applicable, shall be added at the prescribed rate at the time of delivery.  Costs for necessary packaging are included in the prices listed.

The point of delivery is CPT — DESY Facility Hamburg, AMTF Hall, in accordance with the Clause (Carriage Paid To) of the ICC INCOTERMS 2000.

The costs and risks of off-loading and handling are DESY’s responsibility.  Should DESY deem that transport shock logging devices be required, these will be supplied at no charge by DESY.

2.                                       Terms of Payment

The immutable pre-condition for the release of payment by DESY is the receipt of a relevant invoice by DESY and, where the net amount of the invoice is equal to or greater than EUR 50.000,00, submission of a suitable Bank Guarantee.  After fulfillment of these pre-conditions, amounts due will become payable 30 days thereafter, net, without deduction, and in accordance with the following schedule:

a)                                      20 % of the contract value, as down-payment, due upon conclusion of this contract and presentation of a bank guarantee, to be retained until the value of the accepted deliveries exceeds that of the aforementioned bank guarantee.

b)                                     10 % of the contract value, as a further down-payment, due 9 (nine) months after the conclusion of this contract and presentation of a bank guarantee, to be retained until the value of the accepted deliveries exceeds that of the aforementioned bank guarantee.

c)                                      10 % of the contract value, as a further down-payment, due upon supply by DESY of the first niobium material for the production of the Series Cavities and presentation of a bank guarantee, to be retained until the value of the accepted deliveries exceeds that of the aforementioned bank guarantee.

d)                                     10 % of the contract value, as a further down-payment, due 18 (eighteen) months after the conclusion of this contract and presentation of a bank guarantee, to be retained until the value of the accepted deliveries exceeds that of the aforementioned bank guarantee.

e)                                      10 % of the contract value, as a further down payment, due upon supply by DESY of the third niobium material for the production of the Series Cavities and presentation of a bank guarantee, to be retained until the value of the accepted deliveries exceeds that of the aforementioned bank guarantee.

f)                                        40 % of the contract value upon completion of deliveries on a pro rata basis as per the contractural Scope of Supply as well as acceptance of same by DESY, together with the presentation of a bank guarantee for 5 % of the respective cavity value for the duration of the warranty period.

The payments for a), b), c), d), and e) require the presentation of a directly enforceable Bank Guarantee of unlimited validity, for f), a Bank Guarantee of limited validity, committing the guarantor, jointly and severally, irrevocably and unconditionally, under waiver of defense of setoff, voidability and failure to pursue remedies, as well as abstention from the right to deposit in trust, to pay to DESY, on first written demand, stating that the Vendor is materially in breach of contract.

Such guarantees shall be to DESY’s satisfaction and entirely free of charge, issued by an approved Banking Institution operating within the European Community.

Such guarantees shall furthermore be subject to the laws of the Federal Republic of Germany and recognise the jurisdiction of the courts of the State of Hamburg, for all parties concerned.

3.                                       Acceptance of Deliveries

Acceptance of deliveries occurs as specified in Appendix V

“Acceptance of Delivery” in the Call for Tender dated January 29, 2010.  Additionally, the following shall apply:

•                                          Acceptance of Levels 1, 2 and 3 shall be completed by DESY no later than 7 (seven) calendar days after notification and submission by RI of the relevant date, that the requirements for the respective level have been fulfilled.

•                                          Acceptance of Level 4 shall be completed by DESY no later than 14 (fourteen) calendar days after delivery to DESY.  The date of acceptance shall be recorded by means of a Final Acceptance Certificate to be issued by DESY and signed by The Parties.  All identifiable defects that exist at the time of the issuance of the Final Acceptance Certificate shall be listed in same.

Acceptance shall be deemed to have take place not later than 4 (four) weeks after delivery and hand-over of all required documentation, should the acceptance be delayed for reasons attributable to DESY.

Should a delivered Cavity, manufactured and delivered following all of the procedures supplied by and/or agreed to by DESY, fail to meet the acceptance criteria for the specified performance, DESY shall decide what steps are to be taken for the repair and/or replacement of the Cavity.  DESY shall carry the costs for the chosen course of action.

Minor defects or deficiencies, which do not essentially affect the function of the cavities, do not entitle DESY to withhold acceptance.

4.                                       Delivery Schedule

Deviations from the anticipated time schedule must be notified promptly and in writing.

Qualification Phase:

4 pieces Dummy Cavities (DCV)

                Delivery:  42 weeks after conclusion of contract

4 pieces Reference Cavities (RCV)

                Delivery for testing and release:  84 weeks after conclusion of contract

Should, for any reason whatsoever, the expected rf-parameters for the 4 RCVs not be fulfilled, and thus, the series production is endangered.  The Parties shall find an amicable solution to agree on technical specifications that suffice for DESY’s objectives.  The time schedule for the delivery of the Series and HiGrade Cavities will be revised as required in this case.

No Party is entitled to claim indemnification or compensation of damages, expenses or any other losses from the other Party if the qualification phase is not completed successfully, in particular, without limitation, for the delay of the series production.

Production Phase:

280 pieces	Series Cavities and
12 pieces	HiGrade Cavities
14 per 4 week period
Start: Requires the written release of the RCVs by DESY at the end of the Qualification Phase. Estimated date of delivery for release: 85 Weeks after conclusion of contract.
End: 189 Weeks after conclusion of contract

A detailed plan for the delivery of the Series and HiGrade Cavities is to be presented to DESY no later than 14 (fourteen) calendar days after the written release of the RCVs by DESY.  The Parties shall notify each other immediately in writing, if circumstances arise or become known, which cause a delay in the delivery of the Series and/or HiGrade Cavities.

5.                                       Alterations to Scope of Supply

DESY may request RI to accept alternations to the Scope of Supply during the course of the contract fulfillment.  In as far as such alterations affect the manufacturing costs and/or date of delivery of the contractural object, RI shall inform DESY accordingly.  The alterations become an integral part of the contract as soon as The Parties have reached mutual agreement about them and, if necessary, by adjusting price and delivery time to a reasonable extent.  Alternations to Scope of Supply must be recorded in the written form.

6.                                       Warranty

RI shall warrant the Scope of Supply for the duration of 24 months following the date of acceptance by DESY.  In case of warranty (deficiency of the cavity), RI shall at their cost and discretion repair and/or replace the deficient cavity.  DESY shall make the cavity available to RI, ready for transport, DESY Facility Hamburg, AMTF Hall.  Costs involved in making the cavity available shall be borne by DESY.

7.                                       Annulment and Corruption Prevention

a)                                      VOL/B paragraphs 8 and 9 are applicable.  Any actions taken under these paragraphs require the written form,

b)                                     Furthermore, DESY may terminate the contract given justification appertaining to the Vendor as set out under VOL/A (version 2006), paragraph 7, No. 5, c-e,

c)                                      In case of annulment of the contract by DESY according to the terms in h), the Vendor shall make good all direct of Indirect damages.  The Vendor shall have no entitlement to claims resulting from the annulment other than the reimbursement of the goods and services delivered.  The BGB (German Civil Code), paragraphs 347-351 and 354 regarding the statutory rules of annulment, remain unaffected.

d)                                     Should the contract be annulled due to justifiable reasons as set out in b), the Vendor shall pay a penalty to DESY irrespective of whether DESY exercises the annulment of contract as per b) in full or in part.

e)                                      The amount of the penalty in case of corruption be 50 times that of the value of the gifts or other favours offered, promised or awarded.  In all other cases as per b), the amount of the penalty shall be 50 times that of the savings or resulting damages to a maximum of 10% of the total value of contract excluding VAT.  No penalty shall arise from minor benefits.  Damage claims as per c) remain unaffected.

8.                                       Rights of Access and Designated Personnel

DESY’s authorised representatives or agents shall be given access to the Vendor’s works and offices in as far as production progress and technical information, relevant to this Tender, is concerned.  This right extends to any and all sub-contractors acting on behalf of the Vendor for this contract.  Such requests for access shall be pre-notified by DESY and kept to working hours.  Attendance or participation in meetings and/or other contractual events by DESY’s representatives or agents shall be without any commitment to assume technical or contractural responsibility for the proceedings so witnessed.

All agreements pursuant to a contract must be in writing and must be signed in a legally binding manner by authorised signatories of DESY and the Vendor.  Representatives or agents of DESY are not authorized to enter in to agreements on DESY’s behalf.

Agreements with sub-contractors are subject to the rules laid out in VOL/A (version 2006), paragraph 10.

DESY’s contact personnel are:

On technical queries:

Dr. Weldemar Singer — Dept. MPL	Tel. (0) 40 8998-2775
e-mail: waldemer.singer@desy.de

On commercial queries:
Mr. Ross Killough — Dept. Purchasing	Tel. (0) 40 8998-1539
Fax. (0) 40 8998-4009
e-mail: purchasing.v401@desy.de

RI’s contact personnel are:
On technical queries:
Dr. Michael Pekeler	Tel: (0) 2204 84 2565
Fax: (0) 2204 84 2501

e-mail: Michael.pekeler@research-instruments.de

on commercial queries:
Dr. Michael Peiniger	Tel: (0) 2204 84 3676
Fax: (0) 2204 84 2599
e-mail: Michael.peiniger@research-instruments.de

9.                                       Documentary Order of Priority

The Purchase Contract shall be governed by the following order of documentary priority -

•                                          The particular conditions of contract, as reflected in this Contract Document

•                                          The VOL/B, Verdingungsordnung fur Leistungen, Teil B (General Terms and Conditions for Performance of Supplies and Services, Part B)

•                                          The laws of the Federal Republic of Germany.

The United Nations Convention on Contracts for the International Sale of Goods, dated 11 April 1980, shall not have effect, nor be applicable.

In case of conflict between the German Language VOL and any translation into other language, the German language version shall take precedence.

In case of dispute, the contract is subject to the jurisdiction of the Courts of the State of Hamburg.

Domicilium citandi et executandi is Hamburg, Fed. Rep. of Germany.

10.                                 Exchange of Knowledge / Intellectual Property Rights / Confidentiality

Exchange of Knowledge

Within this project The Parties will share technical expertise, experience and results that may arise from the technical process of fabricating and preparing the cavities.  The Parties shall make available to each other, free of change and without any restriction, the rights over which they can legally dispose, and which are needed for the purposes of the project.  This shall be deemed to cover all documentation or technical information provided by The Parties to each other in any form, including information, reports, drawings, designs, computer programs, techniques, know how and other results of the work.

Intellectual Property Rights

The ownership title to all existing intellectual property rights prior to the commencement of the prototype development shall remain the uninfringeable property of the respective owners or the Vendor and DESY respectively.

The Vendor grants DESY an exclusive irrevocable license free of charge for all its domestic and foreign industrial property rights, industrial property rights applications and inventions, provided that they result from this contract.

Furthermore, DESY, by way of funding and assisting in the development of the prototype, shall receive a full set of reproducible “Design” and “As Built” drawings, including all material schedules, together with the stipulated and usual documentation.  If such information is provided in the form of electronic media, the software to access such media becomes part of the required documentation, if not already in DESY’s possession.  The full and up to date documentation shall be handed over to DESY upon completion of delivery.  Furthermore, the Vendor will grant DESY an irrevocable, exclusive users’ right free of change for all know-how (especially documentation and processes) and any enhancements and/or improvements, provided that they result from a contract resulting from this contract.

In order to accomplish this agreement DESY grants the Vendor non-exclusive license to any of its Intellectual Property which is needed for the purposes of the Project.  These licenses are restricted to achieve the objectives of this agreement and may not be used within other contexts.  The parties have the right to grant non-exclusive licensees to third parties who may be involved in the production process restricted to the use within the project.

Confidentiality

The open exchange of expertise and information shall honour the following principles:

The Parties shall treat any information as confidential.  The Parties shall take all appropriate steps to safeguard the confidential information.  Accordingly, the receiving Party shall not use any such information for any purpose other than in accordance with the terms of this agreement.  At the same time, the receiving Party shall not disclose any such confidential information to any third party, and such information shall neither be reproduced nor duplicated in any form.

11.                                 Miscellaneous

The contract language is English.

Neither sub-contracting nor assignment of any part of this Purchase Contract may be done without the consent of the enduring party.  If consent is given, which shall not be unreasonably withheld, it shall be in writing.  Agreements with sub-contractors are subject to their rules laid down under paragraph 10 VOL/A (version 2006).

This document constitutes the entire agreement of the Purchase Contract.  Deviations from the Purchase Contract may be agreed between the Parties and must be reduced to writing in the form of a numbered Contract Amendment and signed by authorised personnel of The Parties only.

No waiver of any deviation of any provision of this Contract shall constitute a wavier of any subsequent deviation or breach of the same or any other provision of this Purchase Contract and no waiver shall be effective unless made in writing.

This Purchase Contract shall come into force upon signature by The Parties and shall remain in full force until fulfillment of all mutual obligations by The Parties.

If it is being determined at a later stage that individual parts of this Purchase Contract are in conflict with prescriptive legal rules or code, that shall not serve as reason to invalidate the entire agreement.  It shall rather induce The Parties to find a solution, substituting the afflicted parts of the agreement with a new and legally proper arrangement, which shall place neither party under the contract in a materially better or worse position as under the original agreement.

If, by governmental decree or imposition, bilaterally or unilaterally, the mutual fulfillment of this Purchase Contract becomes impossible or diminished in its intent, The Parties shall apply all reasonable efforts to adopt or modify this agreement and find a way to comply with and satisfy such opposing degree or imposition and for the purpose of bringing this Purchase Contract to its best possible conclusion.

ADDENDUM TO CONTRACT

Addendum No. 1, Dated September 21, 2010
to
Contract No. 431030038, Dated July 13, 2010

I.                                         Payment Terms / Delivery Dates

The dates identified as “Delivery” under the positions (Pos.) 0050-0100 in the Contract, are not applicable as dates for payment.  The dates for payment as set out under “3.2 Terms of Payment” shall apply.

The dates for the positions 0010 — 0040 are not valid dates.  The delivery dates as set out under “4.  Delivery Schedule” shall apply.

II.                                     Free Issue Items

DESY shall inform RI, in writing and as soon as possible, should there be delays in providing the materials to RI.  Dates of delivery and any other dates which are dependent upon the delivery of materials by DESY will be adjusted accordingly.

In the case of delay of delivery of Free Issue Items by DESY; RI requires 4 months advance warning in order to minimize costs.  By delays of a shorter time period, the Parties will, by mutual agreement, attempt to reduce any impact on costs and/or scheduling.

The anticipated, non-binding, targeted dates for the delivery of free issue items may be found in the accompanying document “List of Nb and NbTi Material Required for XFEL Cavity Fabrication”.  At the time of this Addendum, the targeted dates are 4 (four) months behind those listed in RI’s “XFEL — List of required niobium material” dated March 30, 2010.  The targeted dates for the delivery of helium tanks for the series production will be communicated separately.

Binding dates will be set when the contracts for the delivery of niobium and niobium-titan materials and the delivery of helium tanks have been awarded by DESY.

III.                                 Bank Guarantee

Bank guarantees covering down-payments shall be reduced by 100 % of the nett sum of the cavities accepted and invoiced to the 15th of each month.  RI shall provide a bank guarantee in accordance with the provisions in the Contract under 3.2.f) for the warranty period for 5 % of the afore defined sum in order to effect release of payment by DESY.  The warranty period for all of the Cavities accepted and invoiced to the 15th of the month, begins on the 15th of said month.

The templates provided by RI for the bank guarantees are accepted.

IV.                                 Start of Manufacturing

[**].  To this end, DESY will approve the production facilities and procedures, in full and/or in part, of RI in a timely manner after having been informed of their preparedness.  [**].

V.                                     Warranty / Liability

RI shall warrant the Scope of Supply for the duration of 24 months following the date of acceptance by DESY, 30 months after delivery of the respective cavity at the latest.  In case of warranty (deficiency of the cavity), RI shall at their cost and discretion repair and/or replace the deficient cavity.  DESY shall make the cavity available to RI, ready for transport, DESY Facility Hamburg, AMTF Hall.  Costs involved in making the cavity available shall be borne by DESY.

Liability for abovementioned warranty (repair and/or replacement) shall be limited to the value of the respective defective cavity and [**].

Any further claims of DESY, in particular damages in lieu of performance or compensation for any direct or indirect damages — including collateral or consequential damages (inter alia production stop, loss of profit, damages concerning different components or objects etc.), irrespective of legal reason —shall be limited to an amount of [**], in the aggregate.

The limitation of liability for warranty or otherwise shall not apply and RI shall be fully liable in the event that RI or a vicarious agent of RI acts intentionally or by gross negligence or in other cases where mandatory law precludes such limitation.

VI.                                 Contact information for commercial queries for RI is:

Helmut Schulten	- Tel.	+49 (0)2204 84 3538
	- Fax	+49 (0)2204 84 2501
- e-mail: helmut.schulten@research-instruments.de

All Parties shall use the e-mail cavities-ri@desy.de for e-mail communications to and from DESY.

VII.                             Documentary Order Of Priority

The list as shown in the Contract under “9. Documentary Order of Priority” is clarified as follows:

•                  The particular conditions of contract, as reflected in this contract document and addenda.

•                  The Calls for Tender dated January 29, 2010 and in addition the one as of July 2, 2009 and all documents, in paper and/or electronic form, referred to in the Calls for Tender.  This includes technical specifications, “Change Report” CD, “List of Nb and NbTi Material Required for XFEL Cavity Fabrication” from April 12, 2010 and DESY letters dated December 18, 2009, January 22, 2010, and August 23, 2010 (2 letters).  This stipulation overrules the wording of Pos. “2 Technical Specification” of the contract.

•                  RI’s offer “ANG-1.4/2812-01/10 dated February 12, 2010 including amendments and clarifications from RI dated March 30, 2010.

•                  The VOL / B, Verdingungsordnung für Leistungen, Teil B (General Terms and Conditions for Performance of Supplies & Services, Part B).

•                  The laws of the Federal Republic of Germany.

The “DESY General Conditions of Purchase” do not apply for this contract.

VIII.                         Conclusion of Contract

The Contract was concluded on July 13, 2010 and shall come into effect when this addendum is duly signed by the Parties.

DESY Deutsches Elektronen-Synchrotron	RI Research Instruments GmbH

/s/Prof. Dr. Helmut Dosch	/s/Dr. Michael Peiniger

/s/Dr. Reinhard Brinkmann	/s/Hanspeter Vogel